                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]      Preliminary Proxy Statement        [  ]Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[X ]      Definitive Proxy Statement
[  ]      Definitive Additional Materials
[  ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               WEGENER CORPORATION
                (Name of Registrant as Specified in Its Charter)

                               WEGENER CORPORATION
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
          6(j)(2) or Item 22(a)(2) of Schedule 14A.
[  ]      $500 per each party to the controversy pursuant to Exchange Act Rule
          14a-6(i)(3).
[  ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
          11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

[  ]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                               WEGENER CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, JANUARY 16, 1996

To the Stockholders:

     The Annual Meeting of Stockholders of WEGENER CORPORATION, a Delaware corporation, will be held at its home office at 11350 Technology Circle, Duluth, Georgia 30155, on Tuesday, January 16, 1996 at 7:00 p.m., Eastern Standard Time, for the following purposes:

     (a) To elect two directors to hold office until the 1999 Annual Meeting of Stockholders or until their successors shall have been elected and qualified;

     (b) To adopt certain amendments to the 1989 Directors' Incentive Plan, including, among other things, amendments to increase the number of shares available under the Plan from 100,000 shares to 300,000 shares and to provide for automatic annual grants of options to non-employee directors, all as set forth on Exhibit A attached to this Proxy Statement and incorporated herein by reference;

     (c) To consider ratification of the appointment of BDO Seidman as auditors for fiscal year 1996; and

     (d) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed December 1, 1995 as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting. The stock transfer book of Wegener Corporation will not be closed.

     A proxy statement and a proxy solicited by the Board of Directors, together with a copy of the 1995 Annual Report to Stockholders are enclosed herewith. Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting in person, you are requested to sign and date the enclosed proxy and return it as promptly as possible in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                              By Order of the Board of Directors



                              J. Elaine Miller
                              Secretary

Duluth, Georgia
December 22, 1995


                     PLEASE PROMPTLY COMPLETE AND RETURN THE
                    ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               WEGENER CORPORATION
                             11350 TECHNOLOGY CIRCLE
                              DULUTH, GEORGIA 30155




                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             OF WEGENER CORPORATION
                         TO BE HELD ON JANUARY 16, 1996


     This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of Wegener Corporation (the "Company") to be held on Tuesday, January 16, 1996. This Proxy Statement is first being mailed to stockholders on or about December 22, 1995.

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by delivering a written revocation to the Secretary of the Company or by voting at the meeting in person or by delivering to the Secretary of the Company a new proxy properly executed and bearing a later date. The items enumerated herein constitute the only business which the Board of Directors intends to present or knows will be presented at the meeting. However, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business which may properly come before the meeting. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any matter other than the election of directors, an abstention or broker non-vote would have the effect of a vote against the proposal in question.

     As of December 1, 1995, the Company had outstanding 8,681,072 shares of Common Stock, $.01 par value. Each share is entitled to one vote. A majority of the shares of Common Stock outstanding must be present, in person or by proxy, to constitute a quorum.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of December 1, 1995 with respect to ownership of the outstanding Common Stock of the Company by (i) all persons known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company, including their address, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group:


                                                                     AMOUNT
                                                                      AND
                                                                   NATURE OF              PERCENT
                                                  DIRECTOR         BENEFICIAL                OF
                    NAME                           SINCE           OWNERSHIP               CLASS
           --------------------                   --------         -----------            --------
          Robert A. Placek                         1987             2,070,023(1)            23.8%
          Heinz W. Wegener                         N/A                851,643(2)             9.8%
          James H. Morgan, Jr.                     1987                59,000(3)              *
          C. Troy Woodbury, Jr.                    1989                21,035(4)              *
          Joe K. Parks                             1992                 6,000(5)              *
          James T. Traicoff                        N/A                  7,752(6)              *

          All executive officers
          and directors as a group
          (5 persons)                                               2,163,810(7)            24.9%

_____________________
*Less than 1%

(1) Includes 6,173 shares held in a 401(k) plan and 130,000 shares over which Mr. Placek has sole voting power but as to which Mr. Placek disclaims any other beneficial interest. Also includes an option to purchase 153,000 shares, which option is subject to stockholder approval at the 1996 Annual Meeting. Mr. Placek's business address is 11350 Technology Circle, Duluth, Georgia 30136.

(2) Mr. Wegener's wife beneficially owns 251,750 shares, and 101,156 shares are held in a custodial account for her children, with respect to which Mrs. Wegener disclaims beneficial ownership.
           Mr. Wegener disclaims any beneficial ownership interest in Mrs. Wegener's shares and in the shares of their children, neither of which are included in the table above. Mr. Wegener's business address is 3100-E Northwoods Place, Norcross, Georgia 30071.

(3) Includes an option to purchase 12,000 shares, which option is subject to stockholder approval at the 1996 Annual Meeting.

(4) Includes 1,035 shares held in a 401(k) plan and 20,000 shares subject to currently exercisable options.

(5) Includes an option to purchase 6,000 shares, which option is subject to stockholder approval at the 1996 Annual Meeting.

(6) Includes 4,752 shares held in a 401(k) plan and 1,500 shares subject to currently exercisable options.

(7) Includes 11,960 shares held in a 401(k) plan and 187,500 shares subject to currently exercisable options.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

           The Company's Board of Directors presently consists of four directors, elected to staggered three-year terms.

           The terms of C. Troy Woodbury, Jr. and Joe K. Parks will expire at the Annual Meeting of Stockholders. The Board of Directors has nominated Messrs. Woodbury and Parks for re-election as directors of the Company. Unless otherwise directed, the proxies will be voted at the meeting for the election of the nominees or, in the event of an unforeseen contingency, for a different person as a substitute. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES.

           C. TROY WOODBURY, JR., age 48, has served as Treasurer and Chief Financial Officer of the Company since June 1988. He also has served as Treasurer and Chief Operating Officer of Wegener Communications, Inc. ("WCI"), a subsidiary of the Company, since September 1992 and as Executive Vice President of WCI since July 1995. Prior to joining the Company in 1988, Mr. Woodbury served as Group Controller for Scientific-Atlanta, Inc. from March 1975 to June 1988.

           JOE K. PARKS, age 60, has served as Laboratory Director, Threat Systems Development Laboratory of the Georgia Tech Research Institute, a department of the Georgia Institute of Technology, since 1980. The principal business of the Threat Systems Development Laboratory is to design and manufacture radar systems which simulate enemy threats.

           ROBERT A. PLACEK, age 57, has served as Chairman of the Board of Directors since May 1994 and as President and Chief Executive Officer of the Company since August 1987. Mr. Placek has been President and a director of WCI since 1979. His term of office expires in 1997.

           JAMES H. MORGAN, JR., age 55, was an attorney and shareholder of O'Callaghan, Saunders & Stumm, P.A., Atlanta, Georgia, from 1985 to
October 1990, at which time he joined the firm of Smith, Gambrell & Russell, Atlanta, Georgia, as a partner. Smith, Gambrell & Russell currently acts as general counsel to the Company and receives fees for services rendered.
Mr. Morgan has served as a director of WCI since 1983. His term of office expires in 1998.

COMMITTEES OF THE BOARD OF DIRECTORS

           The Board of Directors has standing Audit, Executive Compensation, and Incentive Plan Committees. The Audit Committee is composed of Messrs. Placek and Morgan and met one time during the fiscal year ended September 1, 1995. The function of the Audit Committee is to consult with the auditors regarding the plan of audit, the results of the audit and audit controls, and the adequacy of internal accounting controls. The Audit Committee considers the scope, approach, effectiveness and recommendations of the audit performed by the independent accountants; determines and prescribes limits upon the types of non-audit professional services that may be provided by the independent accountants without adverse effect on the independence of such accountants; recommends the appointment of independent accountants; and considers significant accounting methods adopted or proposed to be adopted.

           The Executive Compensation Committee is composed of Messrs. Placek and Woodbury and met two times during the fiscal year ended September 1, 1995. The function of the Executive Compensation Committee is to recommend to the full Board compensation arrangements for the Company's senior management and the adoption of any benefit plans in which officers and directors are eligible to participate.

           The 1988 Incentive Plan Committee is composed of Messrs. Morgan and Parks and met three times (by unanimous written consent) during the fiscal year ended September 1, 1995. The 1988 Incentive Plan Committee is responsible for determining the key employees who will receive awards under the 1988 Incentive Plan, the amount or number of shares of stock to be granted, and the terms and conditions of each award.

           The 1989 Directors' Incentive Plan Committee is comprised of Messrs. Morgan and Parks and met two times (by unanimous written consent) during the fiscal year ended September 1, 1995. The 1989 Directors' Incentive Plan Committee is responsible for determining which of the participating directors of the Company will receive awards under the 1989 Directors' Incentive Plan, the form or forms of awards to be granted to any participating director, the amount or number of shares of stock to be granted, and the terms and conditions of each award.

           The Board of Directors does not have a standing nominating committee.

MEETINGS OF THE BOARD OF DIRECTORS

           The Board of Directors of the Company held one meeting and acted ten times by unanimous written consent during the fiscal year ended September 1, 1995. During fiscal 1995, each director attended all meetings of the Board of Directors and Committee(s) on which he served.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 1995, all Section 16(a) filing requirements applicable to its officers and directors were complied with, except as follows:
Robert A. Placek filed one report late covering one gift transaction.


                             EXECUTIVE COMPENSATION

           The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each other executive officer whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers") for the fiscal years ended September 1, 1995, September 2, 1994 and August 27, 1993.

                           SUMMARY COMPENSATION TABLE


                                                                                                   Long Term
                                                                    Annual Compensation           Compensation
                                                                                           -----------------------
                                                                                                     Awards
-----------------------------------------------------------------------------------------------------------------------------------
     Name                                                                  Other            Restricted                    All
     and                           Fiscal                                  Annual             Stock        Options/      Other
   Principal                        Year       Salary         Bonus     Compensation         Award(s)        SARs     Compensation
   Position                                     ($)            ($)          ($)                ($)           (#)         ($)(a)
-----------------------------------------------------------------------------------------------------------------------------------
Robert A. Placek                    1995       143,875         -0-            -                 0         153,000        19,304
  Chairman of the Board,            1994       136,375         -0-            -                 0             0          19,324
  President and Chief               1993       136,475         -0-            -                 0             0          18,932
  Executive Officer; Director


_______________________

(a) Represents amounts contributed by the Company pursuant to the Company's 401(k) plan and life insurance premiums paid by the Company, as follows:


                                       INSURANCE
     NAME             FISCAL YEAR       PREMIUMS           401(K) CONTRIBUTIONS
     ----             -----------       --------           -------------------
  Robert A. Placek         1995          $17,055                  $2,249
                           1994           17,055                   2,269
                           1993           17,055                   1,877


STOCK OPTION PLAN

  The following table provides certain information concerning individual grants of stock options under the Company's 1989 Directors' Incentive Plan made during the fiscal year ended September 1, 1995, to the Named Executive Officers:




                               OPTION GRANTS IN LAST FISCAL YEAR                                      Potential Realizable
                                                                                                        Value at Assumed
                                                                                                      Annual Rates of Stock
                                                                                                      Price Appreciation for
                                     Individual Grants                                                    Option Term (1)
-------------------------------------------------------------------------------------------------  ---------------------------
                                         % of Total
                                           Options
                       Number of         Granted to
                       Securities            All
                       Underlying         Employees             Exercise
                        Options               in                 Price                 Expiration
      Name              Granted           Fiscal Year           Per Share              Date             5%              10%
      ----            ----------          -----------           ---------             ----------     --------        --------
Robert A. Placek      153,000(2)             39.7%                $3.00                2/11/05       $288,663        $731,528


-----------------
(1) The dollar amounts under these columns represent the potential realizable value of each option assuming that the market price of the common stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the common stock.

(2) These options are subject to stockholder approval at the 1996 Annual Meeting and thus will become exercisable, if at all, on January 16, 1996.

          The following table provides certain information concerning each exercise of stock options under the Company's Incentive Plans during the fiscal year ended September 1, 1995, by the Named Executive Officers and the fiscal year end value of unexercised options held by such person:


                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                        AND FISCAL YEAR END OPTION VALUES



                                                                          Number of                  Value of
                                                                         Unexercised               Unexercised
                                                                       Options at Fiscal        Options at Fiscal
                                                                          Year End                  Year End
                        Shares Acquired         Value                    Exercisable/              Exercisable/
       Name               on Exercise          Realized                 Unexercisable            Unexercisable(1)
       ----             ---------------        --------              ------------------          -----------------
  Robert A. Placek             0                     0                     0/153,000               $0/$1,185,750



------------------------

(1) The market value of the Company's common stock on September 1, 1995 was $10.75 per share, and all options held by the above officer were in-the-money. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's common stock exceeds the exercise price when the options are exercised.

COMPENSATION OF DIRECTORS

     The compensation currently payable to each non-employee director of the Company is $300 per meeting attended. However, Mr. Morgan presently does not receive director's fees. The law firm of which Mr. Morgan is a partner receives legal fees for services rendered to the Company. Effective February 1, 1995, but subject to the approval of the Company's stockholders at the 1996 Annual Meeting, the Board of Directors approved and adopted certain amendments to the 1989 Directors' Incentive Plan (the "Directors' Plan"), which provide, among other things, for automatic annual grants to each non-employee director of the Company. For services rendered prior to January 1, 1995, each non-employee director was granted an option to purchase 2,000 shares of common stock for each full or partial calendar year during which such director served since the adoption of the Directors' Plan in 1989. Pursuant to this provision, Mr. Morgan was granted an option to purchase 12,000 shares of common stock at an exercise price of $3.25. Mr. Parks was granted an option to purchase 6,000 shares of common stock at an exercise price of $3.25. The proposed amendments to the Directors' Plan also provide that on the last day of December of each year, each non-employee director shall receive an option to purchase 2,000 shares of common stock at an exercise price equal to the fair market value on such date. See "Agenda Item Two -- Proposal to Amend 1989 Directors' Incentive Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The law firm of Smith, Gambrell & Russell, of which James H. Morgan is a partner, received legal fees from the Company for services rendered during fiscal 1995. Mr. Morgan is a director of the Company, and served as a member of the 1988 Incentive Plan and 1989 Directors' Incentive Plan Committees and Audit Committee during fiscal 1995. See "Report of Board of Directors on Executive Compensation."

     The Executive Compensation Committee is comprised of Robert A. Placek and
C. Troy Woodbury, Jr., President and Chief Executive Officer, and Treasurer and Chief Financial Officer of the Company, respectively. This Committee met two times during fiscal 1995. See "Report of Board of Directors on Executive Compensation."

     During the second quarter of fiscal 1995, Robert A. Placek sold 150,000 shares of Wegener Corporation common stock in an open market transaction and loaned the proceeds to the Company in the form of two unsecured promissory notes. The promissory notes dated February 2 and February 9, 1995 in the amounts of $404,844 and $48,750, respectively, bore interest at 7.43% per annum. The notes were repaid during the fourth quarter from proceeds of the issuance of common stock in a private placement.

     The Company believes that the described transactions are on terms no less favorable to the Company than could be obtained from non-affiliated parties.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" which describes certain business relationships between the Company and certain of its directors.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION AND THE STOCKHOLDER RETURN PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

     Prior to fiscal 1995, the Company reported net losses for each of the five fiscal years ended September 2, 1994. The compensation paid to the executive officers of the Company, including the Chief Executive Officer, has been very conservative in light of the financial performance of the Company. The Company has an Executive Compensation Committee comprised of the Chief Executive Officer and Chief Financial Officer of the Company. However, this report is being made by the full Board of Directors, which authorized and approved all components of executive compensation.

     From September 1991 to May 1995, there were no increases in base salary to the President and Chief Executive Officer, the Chairman of the Board or the Chief Financial Officer, and no bonuses have been paid to any executive officer, including the Chief Executive Officer, during the past three fiscal years. In June 1995, the Chief Executive Officer and the Chief Financial Officer received a 22% and 32.8% base salary increase, respectively. The Controller, who is the only other executive officer of the Company, received a modest salary increase in 1993 and a 12% increase in 1995. The Executive Compensation Committee and the full Board of Directors reviews the performance of the Chief Executive Officer as well as the other executive officers of the Company, and the full Board of Directors has historically authorized and approved increases in salary or other cash compensation awards. The performance of the Chief Executive Officer and the other executive officers of the Company is reviewed in light of the performance of the Company and the Company's working capital position and prospects. The Board of Directors does not assign relative weights to the factors considered by the Board in setting compensation, but rather considers all factors as a whole. In determining compensation levels, the Board of Directors has not set specific performance targets for officers to attain in order to earn any specific component of compensation.

     The Executive Compensation Committee and the Board of Directors also considers other companies in the telecommunications industry and reviews, to the extent such information is available, the compensation paid to the Chief Executive Officers and other executive officers of those companies. During fiscal 1995, the Board of Directors utilized the 1994 salary survey of the American Electronics Association, comprised of technology companies which are grouped by size and by geographic region. The surveyed companies do not necessarily correspond to the Nasdaq Telecommunications Stocks Index utilized by the Company in preparing its Stockholder Return Performance Graph included in the Company's Proxy Statement. However, the salary survey does include a number of technology companies which the Board of Directors believes is an appropriate source of comparative data. As a result of the review of such salary survey, the Board of Directors has concluded that the compensation levels of the Company's Chief Executive Officer and other executive officers are in the lower range of compensation paid by the surveyed companies. The Board of Directors, in reviewing the salary survey, considered the competitiveness of the entire compensation package to its officers and not only certain items of compensation.


     At the present time, the Company has an Incentive Plan for employees and a Directors' Incentive Plan for the purpose of awarding options to its directors, executive officers and other key employees, which plans are administered by the two non-employee directors of the Company, Mr. Parks and Mr. Morgan. The Company's future compensation policies will be developed in light of the Company's profitability and with the goal of rewarding members of management for their contributions to the Company's success.

          Robert A. Placek                 James H. Morgan, Jr.
          C. Troy Woodbury, Jr.            Joe K. Parks

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) and the Index for the NASDAQ Telecommunications Stocks for the period of five years commencing September 2, 1990 and ending September 1, 1995. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on September 2, 1990.


                [COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN]

                                    [GRAPH]

                                 AGENDA ITEM TWO
                PROPOSAL TO AMEND 1989 DIRECTORS' INCENTIVE PLAN

     On December 1, 1989, the Company, by action of its Board of Directors, adopted its 1989 Directors' Incentive Plan (the "Directors' Plan") for directors of the Company. The purpose of the Directors' Plan is to attract and retain persons of ability as directors as well as to motivate and reward good performance. By increasing the proprietary interest of directors in the Company through stock ownership opportunities, the Board of Directors believes that the Directors' Plan encourages directors to continue to exert their best efforts on behalf of the Company.

     On February 1, 1995, the Board of Directors of the Company adopted several amendments to the Directors' Plan, as more fully described below. A resolution will be introduced at the 1996 Annual Meeting of Stockholders to adopt the proposed amendments to the Directors' Plan as set forth in Exhibit A to this Proxy Statement and incorporated herein by reference. The Board of Directors recommends that stockholders vote FOR the proposed amendments. The affirmative vote of a majority of the Company's outstanding shares is necessary for the approval of the amendments to the Directors' Plan.

DESCRIPTION OF THE PROPOSED AMENDMENTS

     CERTAIN DEFINITIONS. Several definitions in the Directors' Plan are proposed to be amended. The term "Fair Market Value" has been revised to generally mean the closing price of the common stock of the Company as reported on any national stock exchange or the Nasdaq National Market System, or in lieu thereof, the mean between the high "bid" and low "ask" prices of the stock on the Nasdaq SmallCap Market. Two new terms, "Participating Director" and "Non-Employee Director," have been added to the Directors' Plan to distinguish between non-employee directors and other directors who are employed by the Company for purposes of participating in the Plan.

     SHARES AVAILABLE FOR ISSUANCE. One proposed amendment to the Directors' Plan would increase the number of shares authorized and available for issuance pursuant to the terms of the Directors' Plan. At the date of the adoption of the amendments, there remained only 45,000 shares available to be awarded under the Directors' Plan or to be issued upon exercise of stock options to be granted under the plan. The Board of Directors has approved, subject to stockholder approval at the 1996 Annual Meeting of Stockholders, an amendment to the Directors' Plan to increase the number of shares available for issuance under the plan by 200,000 shares, from 100,000 shares to 300,000 shares.

     PARTICIPATING DIRECTORS. The proposed amendments to the Directors' Plan would also make Robert A. Placek, Chairman of the Board and President and Chief Executive Officer of the Company, eligible to participate in the Directors' Plan. Currently, the Directors' Plan excludes Mr. Placek and Mr. Heinz Wegener, a former director of the Company, from participation in the plan because of their significant equity ownership in the Company. The Board of Directors believes it to be in the best interests of the Company and its stockholders to allow Mr. Placek to participate in the Directors' Plan. Accordingly, subject to stockholder approval at the 1996 Annual Meeting of Stockholders, the Directors' Plan has been amended to permit participation by any director, including
Mr. Placek, and options to purchase shares of the Company's Common Stock were granted to Mr. Placek pursuant to this proposed amendment. See "Stock Options Granted Subject to Stockholder Approval."

     AUTOMATIC OPTION GRANTS. The proposed amendments to the Directors' Plan would automatically grant stock options, on an annual basis, to each non-employee director of the Company without necessity of action by the Board of Directors or the 1989 Directors' Incentive Plan Committee. The purpose of the proposed amendment is to remove the discretionary aspect of the options granted to non-employee directors, thereby qualifying the plan under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"). Rule 16b-3 provides that the award of an equity security of an issuer pursuant to a plan which is qualified under Rule 16b-3 is exempt from the short swing trading liability of Section 16(b) of the Act. Section 16(b) provides, in pertinent part, that in order to prevent the unfair use of information which may have been obtained by a director, an officer (which term is more specifically defined in the regulations), or any person who owns more than 10% of the equity securities of an issuer whose securities are registered under Section 12 of the Act, any profit realized by such a person from any purchase and sale, or any sale and purchase, of any equity security of such issuer within any period of less than six months shall inure to and be recoverable by the issuer, irrespective of any intention on the part of such director, officer or 10% stockholder. If the amendment to the plan is approved by stockholders, then awards of stock to non-employee directors under the plan would be exempt from being "matched" against sales of the Company's common stock for purposes of Section 16(b), and would permit the 1989 Directors' Incentive Plan Committee to administer the Directors' Plan on a disinterested basis, thereby exempting awards of stock options under the Directors' Plan from being treated as "purchases" by employee directors who receive options under the plan.


     Subject to stockholder approval at the 1996 Annual Meeting of Stockholders, each non-employee director would be granted an option under the Directors' Plan to purchase 2,000 shares of Common Stock on the last day of each December on which regular trading occurs on the NASDAQ stock market, at an exercise price equal to the fair market value of such stock on the date of grant. Such options would be exercisable during the period of ten years and one day from the later of the date of grant or stockholder approval of this proposed amendment to the Directors' Plan. The proposed amendment would also grant, for services rendered prior to January 1, 1995, to each non-employee director who was serving as a director on such date, without necessity of action by the Board of Directors or the 1989 Directors' Incentive Plan Committee, an option to purchase 2,000 shares of Common Stock for each full or partial calendar year during which such non-employee director served without resignation, leave, removal or other interruption, at an exercise price equal to $3.25, the fair market value of such stock on February 1, 1995. Subject to stockholder approval at the 1996 Annual Meeting of Stockholders, options to purchase shares of Common Stock were granted to James H. Morgan, Jr. and Joe K. Parks pursuant to this proposed amendment. See "Stock Options Granted Subject to Stockholder Approval." The participation of non-employee directors will be limited to grants made pursuant to the new automatic grant provision. Options granted to non-employee directors under the Directors' Plan will in all other respects conform to the terms of the Directors' Plan.

     In addition, upon the exercise of an option by a non-employee director, the Company will pay a supplemental cash amount equal to the greater of the Company's minimum federal and state tax withholding obligation with respect to the exercise of the option and such supplemental payment, or an amount sufficient to defray the federal and state tax consequences to the non-employee director attributable to the exercise of the option and such supplemental payment.

     PLAN ADMINISTRATION COMMITTEE. In order to conform the Directors' Plan to amendments made to Rule 16b-3 under the Act, one of the proposed amendments to the Directors' Plan would reduce the minimum number of persons administering the
plan from three to two persons.   Previously, in order for a plan that is
administered by a committee to qualify under Rule 16b-3, the committee had to be made up of three or more persons. Rule 16b-3 has been amended, however, reducing the required committee size to two or more disinterested persons. The Board of Directors believes that it is in the best interests of the Company and its stockholders for the Directors' Plan to be administered by two or more persons in conformity with the current form of Rule 16b-3.

DESCRIPTION OF THE DIRECTORS' PLAN

     EFFECTIVE DATE. The effective date of the Directors' Plan is December 1, 1989. Awards may be granted pursuant to the Directors' Plan from time to time, but no later than ten (10) years from the effective date.

     SHARES RESERVED FOR THE DIRECTORS' PLAN. The shares of the Company's Common Stock to be awarded to directors under the Directors' Plan may be made available either from authorized and unissued shares or treasury shares. Prior to the recent amendments to the Directors' Plan, the maximum number of shares
reserved and made available for sale under the Directors' Plan was 100,000.   If
for any reason shares of stock awarded or subject to purchase by exercising an option under the Directors' Plan are not delivered or are reacquired by the Company, such shares may again be available for award under the Directors' Plan. In addition, the 1989 Directors' Incentive Plan Committee may, in its discretion, decide to award other securities issued by the Company that are convertible into stock or make such other securities subject to purchase by an option.

     INCENTIVE AWARDS. ALL AWARDS. The Directors' Plan authorizes the 1989 Directors' Incentive Plan Committee to award eligible directors stock options, stock appreciation rights, restricted stock, deferred stock, performance units or any combination thereof (collectively referred to as "Awards"). To date, the 1989 Directors' Incentive Plan Committee has chosen to authorize Awards to eligible directors in the form of stock options and has not employed the alternative forms of incentive Awards available under the Directors' Plan. Each Award granted under the Directors' Plan will be represented by an Award Agreement in a form approved by the 1989 Directors' Incentive Plan Committee. The Award Agreement shall be subject to and incorporate the terms and conditions required under the Directors' Plan or as required by the 1989 Directors' Incentive Plan Committee for the form of the Award granted and such other terms and conditions as the 1989 Directors' Incentive Plan Committee may specify.

     STOCK OPTIONS. The Directors' Plan authorizes the 1989 Directors' Incentive Plan Committee to grant eligible directors nonqualified options to purchase shares of Common Stock, including restricted stock and deferred stock, at an exercise price of not less than 75 percent of the fair market value of the shares on the date the option is granted. As of December 15, 1995, the fair market value of the Common Stock of the Company currently subject to outstanding options under the Directors' Plan was approximately $2,183,000. Options granted under the Directors' Plan may be exercised at any time during the period of ten years and one day after the date the options were granted. The option price may be paid in cash or such other consideration as the 1989 Directors' Incentive Plan Committee deems appropriate, including stock already owned by the optionee, or, with respect to nonqualified options, restricted stock or deferred stock, or a combination of cash and such other consideration having a total fair market value, as determined by the 1989 Directors' Incentive Plan Committee, equal to the purchase price. Options granted under the Directors' Plan may only be transferred by will or by the laws of descent and distribution. During the optionee's lifetime, options are exercisable only by the optionee.

     In the event that an optionee during his or her lifetime ceases to be a director of the Company for any reason other than death or total disability, the option may be exercised (to the extent the optionee would have been entitled to do so at the date of the termination of his or her tenure as a member of the Board) at any time within three (3) months following the date the optionee ceases to be a director of the Company. In the event of the death or total disability of an optionee while he or she is a director of the Company or within three months after termination of his or her tenure as a member of the Board because of his or her total disability, the option may be exercised (to the extent the optionee would have been entitled to do so on his or her death or termination of tenure as a member of the Board) by a legatee or legatees of the option under his or her will, or by his or her representatives, executors or administrators at any time within one year after death or total disability.

     PERSONS ELIGIBLE TO PARTICIPATE IN THE DIRECTORS' PLAN. The Directors' Plan authorizes, at the discretion of the 1989 Directors' Incentive Plan Committee, Awards to be granted to eligible directors of the Company. Under the terms of the Directors' Plan prior to the amendments, Robert A. Placek was the only director not eligible to receive incentive Awards under the Directors' Plan, and there were three directors eligible for participation in the Directors' Plan.

     ADMINISTRATION OF THE DIRECTORS' PLAN. The Directors' Plan is administered by the 1989 Directors' Incentive Plan Committee (the "Incentive Committee") appointed by the Board of Directors of the Company. Prior to the amendments to the Directors' Plan, the Incentive Committee could consist of not less than three "disinterested persons" (as such term is defined in the General Rules and Regulations under the Act) who shall serve at the pleasure of the Board.

     Subject to the provisions of the Directors' Plan, the Incentive Committee has the authority to administer the Directors' Plan, to select those directors to whom Awards are to be granted, to determine the terms and conditions of each Award, including the amount or number of shares of stock subject to each Award, to determine the form or forms of the Awards to be granted to any eligible director, and to interpret, construe and implement the provisions of the Directors' Plan.

     AMENDMENT OR TERMINATION OF THE DIRECTORS' PLAN. The Board of Directors of the Company may, from time to time, amend or terminate the Directors' Plan. The Directors' Plan may also be amended by the Incentive Committee, provided that such amendments are reported to the Board. Furthermore, without approval of a majority of stockholders, no revision or amendment shall (i) alter the group of persons eligible to participate in the Directors' Plan, (ii) materially increase the benefits provided under the Directors' Plan to the extent that stockholder approval would then be required pursuant to the General Rules and Regulations under the Act, (iii) increase the maximum number of shares of stock which are available for Awards under the Directors' Plan, (iv) affect the authority of the Incentive Committee to administer the Directors' Plan, or (v) extend the period during which Awards may be granted under the Directors' Plan beyond the expiration of ten years from the effective date of the Directors' Plan.

OPTIONS GRANTED SUBJECT TO STOCKHOLDER APPROVAL

     On February 1 and February 10, 1995, the following options were granted pursuant to the Directors' Plan, subject to stockholder approval at the 1996 Annual Stockholders Meeting, to 3 directors to purchase an aggregate of 171,000 shares of Common Stock.

                                                         EXERCISE
                                                         PRICE                   NUMBER OF SHARES
NAME                       POSITION                      PER SHARE(1)            UNDERLYING OPTIONS(2)
-----                      --------                      -----------             ---------------------
Robert A. Placek           Chairman of the Board            $3.00                      153,000
                           President and Chief
                           Executive Officer;
                           Director

James H. Morgan, Jr.       Director                         $3.25                       12,000

Joe K. Parks               Director/Director Nominee        $3.25                        6,000


____________________
(1) This represents 100% of the fair market value of the common stock at the date of grant.

(2) These options are subject to stockholder approval at the 1996 Annual Meeting of Stockholders and thus will become exercisable, if at all, on January 16, 1996.

FEDERAL INCOME TAX CONSEQUENCES

     All options to be granted under the Directors' Plan are non-statutory options which are not entitled to special treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). A participant in the Directors' Plan will recognize taxable income upon the grant of a non-statutory stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the participant will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee).
However, under the applicable Treasury Regulations, the nonqualified stock options issued under the Directors' Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

     Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is not entitled to an income tax deduction with respect to the grant of a stock option or the sale of stock acquired pursuant thereto. The Company is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

     The Directors' Plan permits an optionee to pay all or a part of the purchase price for shares acquired pursuant to the exercise of a non-statutory option by transferring to the Company other shares of the Company's Common Stock, including restricted or deferred stock, owned by the optionee. If an optionee exchanges previously acquired stock, pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

     The Directors' Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement which are subject to change. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Directors' Plan and does not purport to be a complete description of all federal income tax aspects of the Directors' Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Directors' Plan and the sale or other disposition of shares acquired upon exercise of the options. Each director receiving a grant of options should consult with his or her personal tax adviser regarding federal, state or local tax consequences of participating in the Directors' Plan.


                                AGENDA ITEM THREE
                             APPOINTMENT OF AUDITORS

     The firm of BDO Seidman, independent certified public accountants, audited the financial statements of the Company for the fiscal year ended September 1, 1995. The Board of Directors has selected this same firm to audit the accounts and records of the Company for the current fiscal year and proposes that the stockholders ratify this selection at the Annual Meeting. Neither such firm nor any of its members or associates has or has had during the past year any financial interest in the Company, direct or indirect, or any relationship with the Company other than in connection with their duties as auditors and income tax preparers.

     Stockholder ratification of this appointment is not required. Management has submitted this matter to the stockholders because it believes the stockholders' views on the matter should be considered, and if the proposal is not approved, management may reconsider the appointment. Representatives of BDO Seidman are expected to be present at the Annual Meeting to respond to stockholders' questions and will have an opportunity to make any statements they consider appropriate.


                 STOCKHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

     Stockholders may submit proposals appropriate for stockholder action at the Company's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. Proposals by stockholders intended to be presented at the 1997 Annual Meeting must be received by the Company no later than August 20, 1996 in order to be included in the Company's proxy materials for that meeting. Such proposals should be directed to Wegener Corporation, Attention: Corporate Secretary, 11350 Technology Circle, Duluth, Georgia 30155.


                                     GENERAL

     The cost of this proxy solicitation will be paid by the Company. Solicitations will be made by mail but in some cases may also be made by telephone or personal call of officers, directors or regular employees of the Company who will not be specially compensated for such solicitation. The Company will also pay the cost of supplying necessary additional copies of the solicitation material and the Company's Annual Report to Stockholders for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees, and upon request, the Company will pay the reasonable expenses of record holders for mailing such materials to the beneficial owners.

     Management knows of no other matters to be acted upon at the meeting. However, if any other matter is lawfully brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

     In order that your shares may be represented if you do not plan to attend the meeting, and in order to assure a required quorum, please sign, date and return your proxy promptly. In the event you are able to attend, we will, if you request, cancel the proxy.

                              By Order of the Board of Directors,



                              J. Elaine Miller
                              Secretary
December 22, 1995

                                    EXHIBIT A

                                AMENDMENT NO. ONE
                                       TO
                         1989 DIRECTORS' INCENTIVE PLAN
                                       OF
                               WEGENER CORPORATION

     The 1989 Directors' Incentive Plan (the "Directors' Plan"), shall be amended as follows:

(1)  The last sentence of Section 1 relating to the ineligibility of HEINZ
     W. WEGENER and ROBERT A. PLACEK in the Directors' Plan shall be deleted in full.

(2) The Directors' Plan is further amended by deleting from Section 2 the definition of "Fair Market Value" in its entirety and by substituting in lieu thereof the following:

          "Fair Market Value' means, as of any date, the closing price of the common stock of the Company as reported by any national stock exchange on which such stock is traded or as reported by the NASDAQ national market system; PROVIDED, HOWEVER, in the event there are no actual sales transactions reported for any such date, Fair Market Value shall mean the mean between the high "bid" and low "ask" prices as of the close of business for such date for shares of common stock of the Company in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or other quotation service."

(3) The Directors' Plan is further amended by deleting from Section 2 the definition of "Participating Director" in its entirety and by substituting in lieu thereof the following:

          "Participating Director' means any member of the Board of Directors of the Company who is not a Non-Employee
          Director."

(4)  The Directors' Plan is further amended by adding a new definition to
     Section 2 which shall read as follows:

          "Non-Employee Director' shall mean each person who is a member of the Board of Directors of the Company but who is not a full-time employee of the Company."

(5) The Directors' Plan is further amended by deleting the first sentence of SECTION 3 and by substituting in lieu thereof the following sentence: "The aggregate number of shares of stock which may be awarded under the Directors' Plan or subject to purchase by exercising an Option shall not exceed 300,000 shares."

(6) The Directors' Plan is further amended by deleting the first sentence of paragraph (a) of SECTION 12 and by substituting in lieu thereof the following sentence: "The Directors' Plan shall be administered by a Committee composed of two or more persons, as appointed by the Board and serving at the Board's pleasure."

(7) The Directors' Plan is further amended by adding at the end thereof a new section to be known as "Section 18" which shall read as follows:

          "18. Options to Non-Employee Directors

               Notwithstanding anything in the Directors' Plan to the contrary, the participation and eligibility of a Non-
          Employee Director of the Company in the Directors' Plan shall be limited exclusively to the following:

               (a) On the last day of each December (after the effective date of this Section 18) on which regular trading occurs on the NASDAQ stock market during which the Directors' Plan is in force and effect, each Non-Employee Director who shall have served as a Director of the Company, without resignation, leave, removal or other interruption, since the last annual shareholders meeting, shall be granted, without the necessity of action by the Committee or the Board, an Option hereunder to purchase 2,000 shares of Stock at an exercise price equal to the Fair Market Value of the Stock on such grant date. The provisions of this subsection (a) shall not be amended more than once during any six month period other than to comply with changes mandated by law, including the Employee Retirement Income Security Act of 1974 and the Code and any applicable regulations thereunder.

               (b) For services rendered prior to January 1, 1995, each Non-Employee Director who is serving as a Director on such date, shall also be granted, without the necessity of action by the Committee or the Board, an Option hereunder to purchase 2,000 shares of Stock for each full or partial calendar year during which such Non-Employee Director served, without resignation, leave, removal or other interruption, since the effective date of the Directors' Plan, at an exercise price equal to the Fair Market Value of the Stock on the effective date of this Section 18.

               (c) Such Options granted under this Section 18 shall be exercisable commencing on the later of the date of grant or shareholder approval of this amendment to the Directors' Plan, and thereafter until the date which is ten years and one day from the later of the date of grant or such shareholder approval, whichever is applicable.

               (d) In all other respects, options granted to Non-Employee Directors hereunder shall conform to the terms of this Plan and no Non-Employee Director shall be eligible to receive Options hereunder except as provided in this
          Section 18.

               (e) Upon the exercise of all or a portion of any of the options provided for in this Section 18, the Company shall pay a supplemental cash amount equal to the greater of
          (a) the Company's minimum federal and state tax withholding obligation with respect to such exercise by the Non-Employee Director and such supplemental payment, or (b) an amount sufficient to defray the federal and state tax consequences to the Non-Employee Director attributable to such exercise by the Non-Employee Director and such supplemental payment, as determined by the Committee on each date of such exercise, and based upon such information and calculations as the Committee in its sole discretion shall deem appropriate.

               (f) The effective date of this Section 18 shall be February 1, 1995."

                               WEGENER CORPORATION

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 16, 1996 AT 7:00 P.M., EASTERN STANDARD TIME.

     The undersigned hereby appoints Robert A. Placek and C. Troy Woodbury, Jr. and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Stockholders of Wegener Corporation (the "Company") to be held on Tuesday, January 16, 1996 at 7:00 p.m. at the offices of the Company, 11350 Technology Circle, Duluth, Georgia 30155, and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

(1) To elect the following nominees as directors to serve until the 1999 Annual Meeting of Stockholders and until his successor is elected and qualified:

                     Joe K. Parks and C. Troy Woodbury, Jr.

/ / FOR all nominees listed above                / / WITHHOLD AUTHORITY to vote
    (except as indicated to the contrary below)      for all nominees

 (To withhold authority to vote for any individual nominee(s), write that nominee's name(s) on the line below:)

--------------------------------------------------------------------------------


 (2) To adopt certain amendments to the 1989 Directors' Incentive Plan, including, among other things, amendments to increase the number of shares available under the Plan from 100,000 shares to 300,000 shares and to provide for automatic annual grants of options to non-employee directors, all as set forth on Exhibit A attached to the Proxy Statement and incorporated herein by reference.

                 / / FOR       / / AGAINST      / /ABSTAIN

(3) To ratify the appointment of BDO Seidman as auditors for the Company and its subsidiaries for the fiscal year 1996.

                 / /FOR        / /AGAINST       / /ABSTAIN
(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR ALL NOMINEES REFERRED TO IN PARAGRAPH (1) AND FOR THE PROPOSITIONS REFERRED TO IN PARAGRAPHS (2) AND (3).


                              The undersigned revokes and prior proxies to vote the shares covered by this proxy.

                              --------------------------------------------------
                                                  Signature

                              --------------------------------------------------
                                                  Signature

                              Date:_______________________________, 199___
                              (When signing as attorney, executor, administra-tor, trustee or guardian, please give title as such. If stockholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. For joint accounts, each joint owner should sign.)








PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.